UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, $0.001 par value per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2023, Bone Biologics Corporation (the “Company”) received a written notice (the “Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to comply with the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). As a result of the imposition of a mandatory Panel Monitor, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2023, the Company is not eligible for a compliance period to regain compliance with the minimum bid price requirement. Accordingly, the Nasdaq staff has determined to delist the Company’s securities from Nasdaq (the “Staff Determination”).

The Company plans to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”), to appeal the Staff Determination, which request will stay any delisting action pending the issuance of the Panel’s determination.

At the hearing, the Company expects to present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. There can be no assurance that the Panel will grant the Company any additional time to regain compliance or that the Company will ultimately regain and sustain compliance for listing of its securities on Nasdaq. In the event the Company’s securities are delisted from Nasdaq, the Company expects that its securities should be eligible to trade on the over-the-counter OTC Markets platform. The Company is evaluating several alternatives to regain compliance with the minimum bid price requirement.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “expects,” “should,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to timely file an appeal to the Nasdaq Hearings Panel, that the Nasdaq Hearings Panel will grant an extension, or that the Company will meet Nasdaq compliance standards for continued listing on the Nasdaq Capital Market. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: September 29, 2023
	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer